March ___, 2003

Strong Balanced Stock Fund, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

         Re:      Agreement and Plan of Reorganization

Ladies and Gentlemen:

         We have acted as counsel to the Strong Balanced Fund (the "Acquiring Fund"), a series of Strong Balanced Fund, Inc., in connection with certain aspects of the acquisition of the Strong Balanced Asset Fund (the "Selling Fund"), a series of Strong Balanced Stock Fund, Inc., by the Acquiring Fund pursuant to an Agreement and Plan of Reorganization dated as of __________, 2002 (the "Agreement"). This opinion is furnished to you pursuant to Section 7(b) of the Agreement.

         Pursuant to the Agreement and following the approval of the shareholders of the Selling Fund, (1) all of the assets of the Selling Fund will be exchanged for shares of common stock of the Investor Class of the Acquiring Fund, $0.01 par value (the "Acquiring Fund Shares"), (2) all of the liabilities of the Selling Fund (except those, if any, for which specific reserves have been set aside) will be assumed by the Acquiring Fund, and (3) the Acquiring Fund Shares will be distributed to shareholders of the Selling Fund in complete liquidation of the Selling Fund. In connection with the Acquiring Fund's issuance of the Acquiring Fund Shares pursuant to the Agreement, a Registration Statement on Form N-14, which includes a Proxy Statement/Prospectus, has been prepared and filed with the Securities and Exchange Commission (the "Commission") on ______________ (the "Registration Statement").

         In connection with this opinion, we have examined such corporate documents and records, certificates of public officials, certificates of officers of Strong Balanced Fund, Inc., and such other documents of Strong Balanced Fund, Inc. as we deemed necessary or appropriate for purposes of this opinion. In rendering our opinion, we have relied on such documents, records and certificates with regard to factual matters. In addition, in rendering our opinion, we have assumed the genuineness of all signatures of, and the authority and legal competency of, persons signing on behalf of Strong Balanced Fund, Inc., the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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Strong Balanced Stock Fund, Inc.
March _____, 2003
Page 2


         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

                  (a) Strong Balanced Fund, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin;

                  (b) The Acquiring Fund Shares currently issued and outstanding have been duly authorized and are validly issued, fully paid and non-assessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Statutes, including judicial interpretations thereof or any successor to said Section 180.0622(2)(b)); the Acquiring Fund Shares to be delivered to the Selling Fund pursuant to the Agreement have been duly authorized and, upon delivery pursuant to the Agreement, will be validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Statutes, including judicial interpretations thereof or any successor to said
         Section 180.0622(2)(b)); and, based upon our review of the Amended and Restated Articles of Incorporation and Bylaws of Strong Balanced Fund, Inc., and otherwise to our knowledge and as represented to us in the attached Officer's Certificate, no shareholder of the Acquiring Fund has any option, warrant or preemptive right to subscription or purchase in respect of any Acquiring Fund Shares;

                  (c) The Board of Directors of Strong Balanced Fund, Inc. has duly authorized the Acquiring Fund as a class of common stock of Strong Balanced Fund, Inc. pursuant to the terms of the Amended and Restated Articles of Incorporation of Strong Balanced Fund, Inc.;

                  (d) The Agreement has been duly authorized, executed and delivered by Strong Balanced Fund, Inc., on behalf of the Acquiring Fund, and represents a valid and binding obligation of Strong Balanced Fund, Inc., enforceable in accordance with its terms except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that we express no opinion as to the enforceability of the provisions in the Agreement relating to indemnification nor with respect to provisions of the Agreement intended to limit liability for particular matters to the Acquiring Fund and its assets;

                  (e) The execution and delivery of the Agreement by Strong Balanced Fund, Inc. did not, and the consummation of the transactions contemplated by the Agreement by Strong Balanced Fund, Inc. will not, violate the Amended and Restated Articles of Incorporation or Bylaws of Strong Balanced Fund, Inc. or any material agreement made known to us to which Strong Balanced Fund, Inc., on behalf of the Acquiring Fund, is a party or by which it is bound (for purposes of this opinion, we have relied upon the
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Strong Balanced Stock Fund, Inc.
March _____, 2003
Page 3


         attached Officer's Certificate as to all material contracts);

                  (f) To our knowledge, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Strong Balanced Fund, Inc. of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act of 1933, as amended, state securities laws, the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations under those statutes; and

                  (g) Strong Balanced Fund, Inc. is registered as an investment company under the 1940 Act and such registration with the Commission as an investment company is in full force and effect.

         Although we have not verified, and are not passing upon and do not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Registration Statement, we have generally reviewed and discussed certain information included therein with respect to Strong Balanced Fund, Inc. and the Acquiring Fund with certain officers of Strong Balanced Fund, Inc. and in the course of such review and discussion no facts came to our attention that caused us to believe that, as of the date hereof, only insofar as it relates to information with respect to Strong Balanced Fund, Inc. and the Acquiring Fund, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We do not express any opinion or belief as to the financial statements, other financial data, statistical data, or any information relating to Strong Balanced Fund, Inc. or the Acquiring Fund contained or incorporated by reference in the Registration Statement.

         Our opinion relates only to the laws of the State of Wisconsin and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdiction. With certain exceptions, we are members of the Bar of the State of Wisconsin and do not hold ourselves out as experts on the law of any state other than Wisconsin.

         This opinion has been rendered solely for your benefit and the benefit of the Board of Directors and officers of Strong Balanced Stock Fund, Inc. No other person or entity shall be entitled to rely hereon without our prior written consent.
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Strong Balanced Stock Fund, Inc.
March _____, 2003
Page 4


         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,


                                        GODFREY & KAHN, S.C.